Exhibit 99.1

CHANTICLEER HOLDINGS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD

MARCH 24, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Michael D. Pruitt and Patrick Harkleroad, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of Chanticleer Holdings, Inc., a Delaware corporation, in such manner as they, or any of them, may determine on any matters which may properly come before the Special Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Special Meeting will be held at 9:00 a.m. Eastern Time, on Tuesday, March 24, 2020 at the offices of Lowenstein Sandler LLP located at One Lowenstein Drive, Roseland, NJ 07068. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS 1 THROUGH 6. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned directs that the undersigned’s proxy be voted as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1.

1.	WHETHER TO APPROVE the issuance of shares of Chanticleer Common Stock pursuant to the Agreement and Plan of Merger, dated as of October 10, 2019, by and among Chanticleer, Merger Sub, and Sonnet, as amended by the Amendment No. 1 to Agreement and Plan of Merger dated February 7, 2020

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

2.	WHETHER TO APPROVE an amendment to the certificate of incorporation of Chanticleer to effect a reverse stock split of Chanticleer Common Stock, at a ratio in the range from 2-for-1 to 40-for-1, with such specific ratio to be mutually agreed upon by Chanticleer and Sonnet

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

3.	WHETHER TO APPROVE an amendment to the certificate of incorporation of Chanticleer to increase the total number of authorized shares of common stock to 125,000,000

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

4.	WHETHER TO APPROVE the Sonnet BioTherapeutics Holdings, Inc. 2020 Omnibus Equity Incentive Plan, and to authorize for issuance 17,000,000 shares of Chanticleer Common Stock thereunder

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 5.

5.	WHETHER TO APPROVE the issuance of: (a) shares of Chanticleer Common Stock upon the exercise of the Investor Warrants to be issued in the Pre-Merger Financing, and (b) additional shares of Chanticleer Common Stock that may be issued following the closing of the Pre-Merger Financing, in each case pursuant to the Securities Purchase Agreement and as required by and in accordance with Nasdaq Listing Rule 5635

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 6.

6.	WHETHER TO APPROVE an adjournment of the Chanticleer special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Chanticleer special meeting to approve the proposals submitted at the Chanticleer special meeting

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) in items 1, 2, 3, 4, 5 and 6 above. If this card contains no specific voting instructions, the shares will be voted FOR Proposals 1 through 6.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID PROXIES MAY DO BY VIRTUE HEREOF.

Please date, sign and mail this proxy in the enclosed envelope. No postage is required. Date _____, 2020

Signature of Stockholder

Signature of Stockholder

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held
March 24, 2020.

The Proxy Statement is available at:

www.onlineproxyvote.com/BURG

VOTING INSTRUCTIONS

Please sign, date and mail this Proxy Card promptly to the following address in the enclosed postage-paid envelope or send the Proxy Card through facsimile or the e-mail address listed below:

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093

Attention: Stephanie Zhang - Proxy Department

You may also submit your Proxy Card by facsimile to (469) 633-0088 or scan and email to proxyvote@stctransfer.com.

The Proxy Statement and the form of Proxy Card are available at http://onlineproxyvote.com/BURG/

How to vote online:

Step 1:	Go to http://onlineproxyvote.com/BURG/ at any time 24 hours a day.
Step 2:	Login using the control number located in the top left hand corner of this proxy card.
Step 3:	Access the proxy voting link within that website to vote your proxy.